EXHIBIT 32.1
WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350
as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002
Solely for the purposes of complying with 18 U.S.C. s.1350 as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002, I, the undersigned Chief Executive Officer of Express-1 Expedited Solutions, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2006, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 9, 2006

By:	/s/ Mike Welch

Chief Executive Officer